October 27, 1997

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of IFB Holdings, Inc. (the "Company"), I cordially invite you to attend the first Annual Meeting of Stockholders. The meeting will be held at 2:00 p.m., Chillicothe, Missouri time on November 18, 1997 at the Grand River Inn, located at Highways 36 and 65, Chillicothe, Missouri 64601.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company since the completion of the conversion of Investors Federal Bank, National Association (the "Bank") from mutual to stock form and its reorganization into the holding company form of ownership.

     An important aspect of the Annual Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the proposals to elect two directors of the Company, to ratify the appointment of independent auditors of the Company for the fiscal year ending June 30, 1998, and to ratify the adoption of the 1997 Stock Option and Incentive Plan and the Recognition and Retention Plan. The Board has carefully considered all of these proposals and believes that their approval is in the best interests of the Company and its stockholders. Accordingly, your Board of Directors unanimously recommends that you vote for all of the proposals.

     I encourage you to attend the Annual Meeting in person. Whether or not you attend the Annual Meeting, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. Returning a properly executed and dated proxy card will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the proxy.

     Thank you for your attention to this important matter.

                         Sincerely,




                         Earle S. Teegarden, Jr.
                         President and Chief Executive Officer

                       IFB HOLDINGS, INC.
                      522 Washington Street
                   Chillicothe, Missouri 64601
                         (816) 646-3733

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To be Held on November 18, 1997


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of IFB Holdings, Inc. will be held at the Grand River Inn, located at Highways 36 and 65,
Chillicothe, Missouri at 2:00 p.m., Chillicothe, Missouri time, on November 18, 1997.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of two directors of the Company for three year terms;

     2. The ratification of the appointment of Lockridge, Constant & Conrad, LLC as the auditors of the Company for the fiscal year ending June 30, 1998;

     3.   The ratification of the adoption of the 1997 Stock
Option and Incentive Plan;

     4. The ratification of the adoption of the Recognition and Retention Plan;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on October 10, 1997 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         ----------------------------------------
                         Larry R. Johnson
                         Secretary

Chillicothe, Missouri
October 27, 1997

-----------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-----------------------------------------------------------------

                         PROXY STATEMENT


                       IFB Holdings, Inc.
                      522 Washington Street
                  Chillicothe, Missouri  64601
                         (816) 646-3733

                 ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held November 18, 1997


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of IFB Holdings, Inc. (the "Company"), the parent company of Investors Federal Bank, National Association (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Grand River Inn, located at Highways 36 and 65, Chillicothe, Missouri on November 18, 1997, at 2:00 p.m., Chillicothe, Missouri time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about October 27, 1997.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the proposals to elect two directors of the Company, to ratify the appointment of Lockridge, Constant & Conrad, LLC as independent auditors of the Company for the fiscal year ending June 30, 1998 and to ratify the adoption of the 1997 Stock Option and Incentive Plan ("Stock Option Plan") and the Recognition and Retention Plan ("RRP").

Vote Required and Proxy Information

     All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. One-third of the shares of the Common Stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     As to the ratification of the appointment of Lockridge, Constant & Conrad, LLC as independent auditor of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on the item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked ABSTAIN.

     As to the proposals to adopt the Stock Option Plan and the RRP, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote FOR, (ii) vote AGAINST, or (iii) vote to ABSTAIN from voting on, such matter. An affirmative vote of the holders of a majority of the votes cast, in person or by proxy, and entitled to vote is required to constitute stockholder approval, without regard to broker non-votes, or proxies marked ABSTAIN.

     Any other matters that may be brought before the Annual
Meeting will be determined by majority of the votes cast, without regard to broker non-votes or any proxies as to which a stockholder abstains.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Larry R. Johnson, Secretary, IFB Holdings, Inc., 522 Washington Street, Chillicothe, Missouri 64601.

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on October 10, 1997 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 592,523 shares of Common Stock issued and outstanding. The following table sets forth information as of October 10, 1997 regarding share ownership of those persons or entities known by management to own beneficially more than five percent of the Common Stock and of all directors and executive officers of the Company and the Bank as a group.

                                            Shares
                                          Beneficially    Percent
Beneficial Owner                             Owned       of Class
Investors Federal Bank                     47,401          8.0%
  Employee Stock Ownership Plan (1)
522 Washington Street
Chillicothe, Missouri 64601

Mortgage Investment Trust Corporation      52,100          8.8%
5200 West 94th Terrace
Prairie Village, KS  66207

Directors and executive officers of the    83,410(2)      14.1%
 Company and the Bank as a group
 (6 persons)

(1) The amount reported represents all shares held by the Employee Stock Ownership Plan ("ESOP"), of which 2,211 shares have been allocated to accounts of participants. First Bankers Trust, of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power.


               PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is presently composed of six members, each of whom is also a director of the Bank. The Directors are divided into three classes. Directors of the Company are generally elected to serve for a three-year term which is staggered to provide for the election of approximately one-third of the directors each year.

     The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

PAGE


                                                                      Shares of Common
                      Age at                                 Current Stock Beneficially   Percent
                     June 30, Positions Held      Director   Term to      Owned at           of
Name                   1997   with the Bank        Since(1)  Expire  October 10, 1997(2)    Class
-------------------------------------------------------------------------------------------------
                           BOARD NOMINEES FOR TERMS TO EXPIRE IN 2000
Earle S. Teegarden, Jr. 61    President and Chief    1964     1997          12,981         2.19%
                              Executive Officer,
                              and Director
Armand J. Peterson      60    Director               1978     1997          20,000         3.38

                                 DIRECTORS CONTINUING IN OFFICE

Larry R. Johnson        49    Senior Executive Vice  1989     1998          10,329         1.74
                              President, Secretary
                              and Director
J. Michael Palmer       47    Director               1996     1998          20,000         3.38
Robert T. Fairweather   73    Chairman of the Board  1966     1999             100          .02
Edward P. Milbank       58    Vice Chairman of the   1974     1999          20,000         3.38
                              Board
/TABLE

----------------------------

(1)  Includes service as a director of the Bank.
(2) Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or investment power. Also includes shares allocated to the individual account of Messrs. Teegarden and Johnson under the Company's Employee Stock Ownership Plan.

     The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

     Earle S. Teegarden, Jr. Mr. Teegarden has been employed by the Bank since February 1964. As President and Chief Executive Officer, Mr. Teegarden oversees the day-to-day operations of the Bank. He is also responsible for investments and overseeing the Bank's asset/liability management program.

     Armand J. Peterson. Mr. Peterson is President and Treasurer of Chillicothe Iron and Steel, Inc., a steel fabricating company.

     Larry R. Johnson Mr. Johnson has been employed by the Bank since December 1974. He is responsible for all lending operations for the Bank and also serves as personnel officer for the Bank.

     J. Michael Palmer. Mr. Palmer is currently a private investor. Until December 1995, he was Chairman of the Board and Treasurer of Midwest Quality Gloves, Inc., in Chillicothe. Mr. Palmer was elected to the Board of Directors in January 1996.

     Robert T. Fairweather. Mr. Fairweather is retired. Until his retirement, Mr. Fairweather was an owner/operator of a retail hardware store in Chillicothe. Prior to that, he served as the Chief Executive Officer of a credit union.

     Edward P. Milbank.  Mr. Milbank is Vice Chairman of the
Board of the Bank. Mr. Milbank is the President and CEO of Milbank Mills, Inc., a feed manufacturing company.

Ownership Reports by Officers and Directors

     The Common Stock of the Company is registered pursuant to
Section 12(g) of the 1934 Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, or 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file ownership reports on a timely basis for the fiscal year ended June 30, 1997.

Meetings of the Board of Directors and Committees

     The Board of Directors met 18 times during the year ended June 30, 1997. During fiscal 1997, no director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Company formed standing Audit, Nominating and
Compensation Committees in connection with its organization in October 1996.

     The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also acts on the recommendation by management of an accounting firm to perform the Company's annual audit and acts as a liaison between the auditors and the Board. The current members of this committee are Directors Fairweather, Milbank, Palmer and Peterson. The Company's Audit Committee met one time in fiscal 1997.

     The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of the Board members who are not up for election. The Nominating Committee met one time during fiscal
1997.

     The Compensation Committee establishes the Company's compensation policies and reviews compensation matters. This
Committee is currently composed of all members of the Board of Directors. The Compensation Committee met one time during fiscal
1997.

Director Compensation

     During fiscal 1997, the Company paid each director fees in the amount of $475 for service on the Company's Board of Directors. During fiscal 1997, all directors of the Bank received a fee of $475 per month. In addition, during fiscal 1997, outside directors of the Bank serving on the Loan Committee received a $15 fee for each loan reviewed at meetings of the Loan Committee. In addition, each outside member serving on the Compliance Committee of the Bank received a fee of $60 for each meeting attended, and the Chairman of the Committee received a fee of $75 for each meeting attended.

     Director Emeritus Program. In order to encourage directors to remain associated with the Bank's Board of Directors, in January 1995 the Bank adopted a director emeritus program in which the Board of Directors, in its discretion, may elect any retiring director as a Director Emeritus, provided the retiring director has served as a director until reaching mandatory retirement age (or until being forced to retire due to medical considerations) and such director has served as a director of the Bank for at least 10 years. Directors Emeritus of the Bank shall be compensated for their services at a rate of 50% of full director fees for the first 10 years following election and at a rate of 25% of full director fees for the second 10 years following election. Thereafter, no fees shall be payable except that, upon request from the then current Board of Directors, a Director Emeritus may be invited to attend a Board meeting and as such shall qualify to receive full board fees for that meeting.

     Stock Benefit Plans. Subject to stockholder approval of the stock benefit plans at this Meeting, it is expected that each member of the Board of Directors will be granted awards pursuant to the Stock Option Plan and the RRP following the effectiveness of these plans in January 1998. The amount of the awards that will be granted to directors will not be determined until the plans become effective. For additional information regarding the stock benefit plans, see Proposals III and IV hereinafter discussed.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse the Bank for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

     The following table sets forth the compensation paid or accrued by the Bank for services rendered by Earle S. Teegarden, Jr., the President and Chief Executive Officer of the Bank. No other executive officer earned in excess of $100,000 during fiscal year 1997.

                                                                          Long-Term
                                          Annual Compensation        Compensation Awards

                                                                     Restricted
                                                       Other Annual     Stock    Options/    All Other
     Name and                      Salary      Bonus   Compensation    Award(s)    SARs     Compensation
Principal Position    Fiscal Year    ($)        ($)       ($)            ($)        (#)          ($)
---------------------------------------------------------------------------------------------------------------------

Earle S. Teegarden,   1997        $ 73,000    $13,786     $   ---     $    ---(2)    ---(3)    --         $14,875(4)
  Jr., President      1996        $ 69,450    $16,423     $   ---     $    ---(2)    ---(3)    --         $12,293(5)

/TABLE

------------------------
(1) In accordance with the rules on executive officer and director compensation disclosure adopted by the SEC, Summary Compensation information is excluded for the fiscal year ended June 30, 1995, as the Bank was not a public company during such period.
(2) No awards of restricted stock were made during the fiscal year presented. See Proposal IV herein for a description of restricted stock awards that may be made in January 1998 following stockholder approval of the RRP.
(3) No options or Stock Appreciation Rights ("SARs") were awarded during the fiscal years presented. See Proposal III herein for options that may be awarded in January 1998 following stockholder approval of the Stock Option Plan.
(4) Includes Board fee of $8,325, earned issuance commissions of $1,743 and $4,807 contributed under the ESOP for the benefit of Mr. Teegarden.
(5) Includes Board fees of $6,600, a profit-sharing contribution of $4,381 and earned insurance commissions of $1,312.


Employment Agreements

     The Bank entered into an employment agreement effective upon consummation of the stock conversion, with Earle S. Teegarden, Jr., President and Chief Executive Officer, providing for a term of three years. The contract provides for payment to the employee for the remaining term of the contract unless the employee is terminated "for cause."

     The employment agreement for Mr. Teegarden provides for an annual base salary as determined by the Board of Directors, but not less than the employee's current salary. Mr. Teegarden's base salary (exclusive of director fees and bonuses) was $70,500 in calendar year 1996, and was increased to $73,000 in 1997. So long as the contract remains in force, salary increases will be reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment contract provides for annual extensions of one additional year, but only upon express authorization by the Board of Directors at the end of each year. The contract provides for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment contract is terminable by the employee upon 90 days' notice to the Bank.

     In the event there is a change in control of the Company or the Bank, as defined in the agreement, and if employment terminates involuntarily, as defined in the agreement, in connection with such change in control or within 12 months thereafter, the employment contract provides for a payment equal to 299% of Mr. Teegarden's base amount of compensation as defined in the Code. Assuming a change in control were to take place as of June 30, 1997, the aggregate amounts payable to Mr. Teegarden pursuant to this change in control provision would be approximately $218,270.

     The contract provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The employment contract may have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Bank.

     The Bank also entered into an employment agreement with Larry R. Johnson, Senior Executive Vice President and Secretary. This agreement also provides for a term of three years and a change of control payment equal to 299% of Mr. Johnson's prior years' compensation plus certain additional benefits such as health insurance. This agreement is otherwise similar to the employment agreement with Mr. Teegarden.

Benefit Plans

     General. The Bank currently provides health care benefits, including medical and prescription plan benefits, subject to certain deductibles and copayments by employees, and group life insurance to its full time employees.

     Profit Sharing Plan. Prior to the stock conversion, the Bank maintained the Investors Federal Bank and Savings Association Employee Profit Sharing Plan (the "Plan") which was a qualified, tax-exempt retirement plan under Section 401(a) of the Code. All employees who have reached the age of 18 and have completed one year of service with the Bank (i.e., 12 months in which the employee works at least 1,000 hours) were eligible to participate. The Bank may, but was not required to, make discretionary contributions to the Plan each year in amounts to be determined annually. Contributions, when made, were allocated to eligible plan participants based on the ratio of their compensation to the total compensation for all eligible participants for the plan year. The Plan operated on the basis of a calendar plan year. Participants were vested in their profit sharing account balances at the rate of 20% per year of credited service under the Plan beginning in their third year of credit service, with participants becoming fully vested in their account balance after seven years of credited service. If the Plan was top-heavy, participants became fully vested after six years of credit service under the Plan. Participants also became fully vested in their account balance upon attainment of normal retirement age under the Plan (i.e., age 65), upon death or disability, or upon termination of the Plan. During the 1997 Plan year, the Bank contributed $-0- to the account of Mr. Teegarden, and contributed an aggregate of $-0- to the accounts of all other eligible participants. In connection with the conversion and adoption of the Employee Stock Ownership Plan, the Bank terminated the Plan during fiscal 1997 and distributed its assets.

Indebtedness of Management

     The Bank has followed a policy of granting consumer loans and loans secured by one- to four-family real estate to officers, directors and employees. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans to all directors, executive officers, employees and their associates totaled $464,085 at June 30, 1997, which was 5.37% of the Company's stockholders' equity at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms which in the aggregate exceeded $60,000 during the three years ended June 30, 1997. All loans to directors and officers were performing in accordance with their terms at June 30, 1997.


            PROPOSAL II - RATIFICATION OF APPOINTMENT
                     OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended June 30, 1997 were Lockridge, Constant & Conrad, LLC. The Company's Board of Directors has reappointed Lockridge, Constant & Conrad, LLC to continue as independent auditors for the Company for the fiscal year ending June 30, 1998, subject to ratification of such appointment by the stockholders. Representatives of Lockridge, Constant & Conrad, LLC are expected to attend the Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF LOCKRIDGE, CONSTANT & CONRAD,
LLC AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL
YEAR ENDING JUNE 30, 1998.


                         PROPOSAL III -
    RATIFICATION OF THE 1997 STOCK OPTION AND INCENTIVE PLAN

General

     Establishment and implementation of the Stock Option Plan is subject to approval by stockholders and the satisfaction of certain other conditions. The Company has determined to submit the Stock Option Plan to stockholders for approval prior to the one-year anniversary of the conversion of the Bank to stock form in order to avoid the additional expense of holding a special meeting of stockholders in January 1998; however, the Stock Option Plan will not take effect until January 1, 1998.

     The 1997 Stock Option and Incentive Plan (the "Stock Option Plan") has been adopted by the Board of Directors of the Company, subject to ratification by stockholders at the Meeting. Pursuant to the Stock Option Plan, ten percent (10%) of the total shares issued in the Bank's conversion to capital stock form are reserved for issuance by the Company under the Stock Option Plan. The Company may determine to reacquire shares in the open market for purposes of fulfilling its obligations under the Stock Option Plan, or may alternatively issue additional shares for this purpose. Since stockholders do not have preemptive rights, to the extent the Company issues all shares reserved for issuance under the Stock Option Plan, the interests of current stockholders will be diluted 9.1%.

     The Board of Directors believes that it is appropriate for the Company to adopt a flexible and comprehensive stock option and incentive plan which permits the granting of a variety of long-term incentive awards to directors, advisory directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company most depends. However, because the awards are granted only to persons affiliated with the Company, the adoption of the Stock Option Plan could make it more difficult for a third party to acquire control of the Company and therefore could discourage offers for the Company's stock that may be viewed by the Company's stockholders to be in their best interest. In addition, certain provisions included in the Company's Certificate of Incorporation and Bylaws may discourage potential takeover attempts, particularly those that have not been negotiated directly with the Board of Directors of the Company. Included in the Certificate of Incorporation and Bylaws are provisions (i) limiting the voting power of shares held by persons owning 10% or more of the Common Stock, (ii) requiring a supermajority vote of shareholders for approval of certain business combinations, (iii) establishing a staggered Board of Directors, (iv) permitting special meetings of shareholders to be called only by the Board of Directors and (v) authorizing a class of preferred stock with terms to be established by the Board of Directors. These provisions could prevent the sale or merger of the Company even where a majority of the stockholders approve of such transaction.

     In addition, federal regulations generally prohibit the beneficial ownership of more than 10% of the stock of a converted savings institution or its holding company without prior approval of the appropriate federal regulatory authority. Federal law and regulations also require approval prior to the acquisition of "control" (as defined in the regulations) of an insured institution, including a holding company thereof. These regulations could have the effect of discouraging takeover attempts of the Company.

     Attached as Appendix A to this Proxy Statement is the complete text of the Stock Option Plan. The principal features of the Stock Option Plan are summarized below.

Principal Features of the Stock Option Plan

     The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights ("SARs") and limited stock appreciation rights ("Limited SARs"). Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine.

     The term of stock options will not exceed ten years from the date of grant. The Stock Option Committee may grant either "Incentive Stock Options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("non-qualified stock options").

     Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. Generally, in the discretion of the Board, all or any non-qualified stock options granted under the Stock Option Plan may be transferable by the Participant but only to the persons or classes of persons determined by the Board in any
determination permitting transferability.   No other award or any
right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.

     The Stock Option Plan will be administered by a committee of the Board (the "Stock Option Committee") consisting of either two or more "non-employee directors" (as defined in the Stock Option
Plan), or the entire Board of Directors. The members of the Stock Option Committee shall be appointed by the Board of Directors of the Company. Pursuant to the terms of the Stock Option Plan, any director, advisory director, officer or employee of the Company or its affiliates is eligible to participate in the Stock Option Plan. The Stock Option Committee will determine to whom the awards will be granted under the Stock Option Plan, in what amounts, and the period over which such awards will vest. In granting awards under the Stock Option Plan, the Stock Option Committee considers, among other things, position and years of service, value of the participant's services to the Company and the Bank and the added responsibilities of such individuals as employees, directors and officers of a public company.

Stock Options

     In general, stock options will not be exercisable after the expiration of their terms. If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (excluding death, disability, normal retirement or following a change in control of the Bank or the Company, and termination of employment by the Company or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Stock Option Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service by reason of death, disability, normal retirement or following a change in control of the Bank or the Company then, unless the Committee shall otherwise provide in the instrument evidencing the grant of an Option or Right, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such an event and shall remain exercisable in the event of death for the period described below and in the event of disability, normal retirement or following a change in control for a period of one year following such date. If the Continuous Service of a Participant to whom an Option or Right was granted by the Company is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the effective date of such termination.

     In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate or within the one year period referred to above, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any participant, the Stock Option Committee may, as an alternative means of settlement of an option, elect to pay to the holder an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price, multiplied by the number of shares with respect to which such option is properly exercised. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is terminated for cause.

     The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both.

     On or after January 1, 1998, the effective date of the Stock Option Plan, the Committee intends to provide for the grant of a substantial number of the options to the Company's non-employee
directors and senior management.   As of the date of this Proxy
Statement, the Committee has not determined the amount of the awards to each director and officer. The exercise price per share of such options shall be equal to the fair market value of the Common Stock on the date of grant.

Stock Appreciation Rights

     The Stock Option Committee may grant SARs at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a SAR, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Stock Option Committee. SARs may be related to stock options ("tandem SARs"), in which case the exercise of one will reduce to that extent the number of shares represented by the other. If a SAR is granted with and related to an Incentive Stock Option, the SAR must satisfy all the restrictions and limitations to which the related Incentive Stock Option is subject.

     SARs will require an expense accrual by the Company each year for the appreciation on the SARs which it is anticipated will be exercised. The amount of the accrual is dependent upon whether and the extent to which the SARs are granted and the amount, if any, by which the market value of the SARs exceeds the exercise price.

Limited Stock Appreciation Rights

     Limited SARs will be exercisable only in the event of a change in control of the Bank or the Company. The amount paid on exercise of a Limited SAR will be the excess of the market value of the shares on the date of exercise, over the exercise price. Payment upon exercise of a Limited SAR will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable.

     Limited SARs may be granted at the time of, and must be related to, the grant of a stock option or SAR. The exercise of one will reduce to that extent the number of shares represented by the other. If a Limited SAR is granted with and related to an Incentive Stock Option the Limited SAR must satisfy all the restrictions and limitations to which the related Incentive Stock Option is subject.

Effect of Adjustments

     Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Stock Option Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company.

     In the case of any merger, consolidation or combination of the Company with or into another bank holding company or other entity, whereby either the Company is not the continuing bank holding company or its outstanding shares are converted into or exchanged for securities, cash or other property, or any combination thereof, any participant to whom a stock option, SAR and Limited SAR has been granted will have the right (subject to the provisions of the Stock Option Plan and any applicable vesting period) upon exercise of the option, SAR or Limited SAR to an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option, SAR or Limited SAR over the exercise price of the option multiplied by the number of shares with respect to which the option, SAR or Limited SAR has been exercised.

Amendment and Termination

     The Board of Directors of the Company may at any time, amend, suspend or terminate the Stock Option Plan or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award therefore made pursuant to the Plan. Unless previously terminated, the Stock Option Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Stock Option Plan.

Federal Income Tax Consequences

     Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

(1) The grant of an Award, by itself, will neither result in the recognition of taxable income to the Participant nor entitle the Company to a deduction at the time of such grant.

(2) The exercise of a stock option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% to the first $175,000 of "ordinary income"
in excess of $33,750 (single person) or $45,000 (married person filing jointly). This tax applies at a flat rate of 28% of so much of the taxable ordinary income in excess of $175,000. The alternative minimum tax will be payable at a maximum rate of 20%
on net capital gain.   If a taxpayer has alternative minimum
taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. The Participant will recognize long term capital gain or loss upon the resale of the shares received upon such exercise, provided the Participant holds the shares for more than eighteen months from the date of exercise.

(3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the Participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

(4) The exercise of a SAR will result in the recognition of ordinary income by the Participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

(5) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the Participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE RATIFICATION OF THE ADOPTION OF THE 1997 STOCK OPTION
AND INCENTIVE PLAN.


                          PROPOSAL IV -
       RATIFICATION OF THE RECOGNITION AND RETENTION PLAN

General

     Establishment and implementation of the RRP is subject to approval by stockholders, and the satisfaction of certain other conditions. The Company has determined to submit the Recognition and Retention Plan to stockholders for approval prior to the one-year anniversary of the conversion of the Bank to stock form; however, the Recognition and Retention Plan will not take effect until January 1, 1998.

     Subject to ratification by stockholders, the Board of Directors of the Company has adopted a Recognition and Retention Plan (the "RRP") as a method of providing key officers and directors with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. Pursuant to the RRP, restricted stock awards covering four percent (4%) of the total shares sold in the Bank's conversion to stock form have been reserved for issuance under the RRP.

     Attached as Appendix B to this Proxy Statement is the complete text of the form of the RRP. The principal features of the RRP are summarized below.

Principal Features of the RRP

     The RRP provides for the award of shares of Common Stock ("RRP Shares") subject to the restrictions described below. Each award under the RRP will be made on such terms and conditions, consistent with the RRP, as the RRP Committee administering the RRP shall determine.

     The RRP is administered by a committee of the Board consisting of either (i) at least two "non-employee directors" (as defined in the RRP) or (ii) the entire Board of Directors (the "RRP Committee"). The members of the RRP Committee shall be appointed by the Board of Directors of the Company. The RRP Committee will select the recipients and terms of awards pursuant to the RRP. In determining to whom and in what amount to grant awards, the RRP Committee considers the position and responsibilities of eligible employees, the value of their services to the Company and the Bank and other factors it deems relevant. Pursuant to the terms of the RRP, any director, advisory director, officer or employee of the Company or its affiliates may be selected by the RRP Committee to participate in the RRP.

     The RRP provides that RRP Shares used to fund awards under such plan may be either authorized but unissued shares or issued shares heretofore or hereafter reacquired by the Company in the open market and held as treasury shares. Since stockholders do not have preemptive rights, to the extent the Company utilizes authorized but unissued shares to fund the RRP, the interests of the current stockholders will be diluted by approximately 3.85%.

     Award recipients earn (i.e., become vested in) awards, over a period of time as determined by the RRP Committee, at the time of grant. RRP Shares are subject to forfeiture if the recipient fails to remain in the continuous service (as defined in the RRP) as an employee, officer, director, or advisory director of the Company or the Bank for a stipulated period (the "restricted period").

     The RRP Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event a recipient ceases to maintain continuous service with the Company or the Bank by reason of normal retirement, death, disability, or a change in control of the Bank or the Company, RRP Shares still subject to restrictions will be free of these restrictions and shall not be forfeited. In the event of termination for any other reason, all nonvested shares will be forfeited and returned to the Company. Prior to vesting of the nonvested RRP Shares, a recipient will have the right to vote the nonvested RRP Shares which have been awarded to the recipient and will receive any dividends declared on such RRP Shares.

Effect of Adjustments

     Restricted stock awarded under the RRP will be adjusted by the RRP Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure.

Federal Income Tax Consequences

     Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock.

Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by participants will be a deductible expense for tax purposes by the Bank.

Amendment to the RRP

     The Board of Directors of the Company may at any time amend, suspend or terminate the RRP or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any award recipient, without his consent, in any award therefore made pursuant to the RRP.

Awards Under the RRP

     It is expected that, in January 1998, a substantial number of the available RRP Shares will be awarded to directors, officers and employees of the Company.


                      STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 522 Washington Street, Chillicothe, Missouri 64601 no later than June 30, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                          OTHER MATTERS


     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


Chillicothe, Missouri
October 27, 1997

                       IFB HOLDINGS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS
                        November 18, 1997


     The undersigned hereby appoints Robert T. Fairweather and Edward P. Milbank, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of IFB Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Grand River Inn, located at Highways 36 and 65, Chillicothe, Missouri, on November 18, 1997 at 2:00 p.m., Chillicothe, Missouri time and at any and all adjournments and postponements thereof.

1.   The election as directors of all nominees listed below
(except as marked to the contrary):

               / / FOR        / / VOTE WITHHELD

     INSTRUCTION:   To withhold your vote for any individual
                    nominee, strike a line in that nominee's name below.

     EARLE S. TEEGARDEN, JR.

     ARMAND J. PETERSON

2.   The ratification of the appointment of Lockridge, Constant &
Conrad, LLC as auditors for the Company for the fiscal year ending June 30, 1998.

               / / FOR        / / AGAINST    / / ABSTAIN

3. The ratification of the adoption of the 1997 Stock Option and Incentive Plan.

               / / FOR        / / AGAINST    / / ABSTAIN

4. The ratification of the adoption of the Recognition and Retention Plan.

               / / FOR        / / AGAINST    / / ABSTAIN

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

  The Board of Directors recommends a vote "FOR" the proposals and the election of the nominees listed above.


                     (Continued and to be SIGNED on Reverse Side)

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy
Statement and an Annual Report to Stockholders.



Dated:  --------------, 1997  -----------------------------------
                              Signature of Stockholder
                              Please sign exactly as your name(s)
                              appear(s) to the left.  When
                              signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give your full title.  If
                              shares are held jointly, each
                              holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE